UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Pricing of Senior Notes Offering

On February 2, 2022, AMC Entertainment Holdings, Inc. (the “Company, or “AMC”) issued a press release announcing that it upsized and priced its private offering (the “Offering”) of $950.0 million aggregate principal amount of 7.500% first lien senior secured notes due 2029 (the “Notes”) in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). This represents an increase of $450.0 million aggregate principal amount from the previously announced proposed offering size. The Offering is expected to close on or around February 14, 2022, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company intends to use the net proceeds from the sale of the Notes, and cash on hand, to fund the full redemption (the “Redemptions”) of the Company’s $500.0 million aggregate principal amount of 10.500% First Lien Senior Secured Notes due 2025, $300.0 million aggregate principal amount of two series of 10.500% First Lien Senior Secured Notes due 2026 and $73.5 million aggregate principal amount of 15%/17% Cash/PIK Toggle First Lien Secured Notes due 2026 (the collectively,“Existing Notes”) and to pay related fees, costs, premiums and expenses. The Redemptions will be conditioned upon, among other requirements, the consummation of the Offering, which shall have resulted in aggregate gross proceeds to the Company of at least $950.0 million.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This report does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report does not constitute a notice of redemption of the Existing Notes. Information concerning the terms and conditions of the Redemptions will be described in the notices of conditional full redemption distributed to holders of the Existing Notes by the respective trustees under the indentures governing the Existing Notes.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated February 2, 2022, announcing the pricing of the Offering
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer